UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2014
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2014, Amyris, Inc. (the “Company”), Amyris Brasil Ltda and São Martinho S.A. entered into an amendment dated January 27, 2014 (the “Amendment”) of the Joint Venture Agreement that the parties originally entered into on April 14, 2010 (the “JV Agreement”).  The purpose of the JV Agreement and related documents was to create a joint venture called SMA Indústria Química S.A. (“SMA”) to build and operate a large-scale production facility in Usina São Martinho, Brazil to produce farnesene to be used in performance chemicals (the “JV Plant”). In early 2012, after completion of a significant portion of the construction of the JV Plant, the Company suspended construction of the JV Plant in order to focus on completing and operating the Company’s smaller production facility in Brotas, Brazil.

The Amendment updates and documents certain preexisting business plan requirements related to the start-up of construction at the JV Plant and sets forth, among other things, (i) the extension of the deadline for the commencement of operations at the JV Plant to no later than 18 months following the construction of the JV Plant, which shall occur no later than March 31, 2017, and (ii) the extension of an option held by São Martinho S.A. to build a second large-scale farnesene production facility to no later than December 31, 2018 with the commencement of operations at such facility to occur no later than April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: February 20, 2014	By:	/s/ Nicholas Khadder
Nicholas Khadder
General Counsel and Secretary